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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 22, 2013

PacWest Bancorp
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	00-30747 (Commission File Number)	33-0885320 (IRS Employer Identification No.)

10250 Constellation Blvd., Suite 1640, Los Angeles, California 90067
(Address of principal executive offices and zip code)

(310) 286-1144
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Merger Agreement

        On July 22, 2013, PacWest Bancorp, a Delaware corporation ("PacWest"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), with CapitalSource Inc., a Delaware corporation ("CapitalSource"), pursuant to which CapitalSource will merge (the "Merger") with and into PacWest, with PacWest as the surviving corporation. The Merger Agreement also provides that immediately after the Merger, CapitalSource Bank, a California state-chartered industrial bank and a wholly-owned subsidiary of CapitalSource ("CapitalSource Bank"), will merge (the "Bank Merger") with and into Pacific Western Bank, a California state-chartered bank and wholly-owned subsidiary of PacWest ("PWB"), with PWB as the surviving bank.

        Subject to the terms and conditions of the Merger Agreement, upon consummation of the Merger, each outstanding share of CapitalSource common stock, par value $0.01 per share ("CapitalSource Common Stock"), excluding treasury and dissenting shares, will be converted into the right to receive $2.47 in cash and 0.2837 of a share of PacWest common stock, par value $0.01 per share ("PacWest Common Stock") (collectively the "Merger Consideration").

        In addition, each outstanding option to acquire shares of CapitalSource Common Stock that is unvested and in-the-money (based on the implied value of the per share Merger Consideration, valuing PacWest Common Stock at its average closing price on NASDAQ over the 15 trading days preceding the consummation of the Merger) will vest and each such option will convert into the right to receive a number of shares of PacWest Common Stock equal to the product of (i) the number of shares of CapitalSource Common Stock subject to the in-the-money option multiplied by (ii) the excess of the implied value of the per share Merger Consideration (based on the average closing price of PacWest Common Stock described above) over the exercise price of the option, divided by the average closing price of PacWest Common Stock. Each option that is out-of-the-money will be cancelled for no consideration. Each outstanding restricted stock unit award , restricted stock award and right to receive shares of CapitalSource Common Stock or payment measured by the value of a share of CapitalSource Common Stock will also vest in full and entitle the holder to receive a number of shares of PacWest Common stock equal to (i) the number of shares underlying such award or right multiplied by (ii) the sum of (x) 0.2837 and (y) $2.47 divided by the average closing price of PacWest Common Stock described above. Cash will be paid in lieu of any fractional shares of PacWest Common Stock.

        PacWest and CapitalSource have made customary representations, warranties and covenants in the Merger Agreement. Subject to certain exceptions, PacWest and CapitalSource have agreed, among other things, to covenants relating to (1) the conduct of their respective businesses during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (2) the use of reasonable best efforts to obtain governmental and regulatory approvals, (3) obligations to facilitate their respective stockholders' consideration of, and voting upon, the adoption of the Merger Agreement and certain related matters as applicable, (4) the recommendations by the boards of directors of PacWest and CapitalSource in favor of the adoption by their respective stockholders of the Merger Agreement and certain related matters as applicable and (5) non-solicitation obligations relating to alternative business combination transactions.

        Completion of the Merger is subject to certain customary conditions, including (i) approval by PacWest's stockholders and CapitalSource's stockholders, (ii) receipt of certain required regulatory approvals and such approvals not containing materially burdensome regulatory conditions, (iii) the absence of any governmental order or law prohibiting the consummation of the Merger, (iv) effectiveness of the registration statement for the PacWest Common Stock to be issued as consideration in the Merger and (v) that holders of no more than 10% of the outstanding shares of CapitalSource Common Stock have exercised their dissenters' rights with respect to the Merger. The obligation of each party to consummate the Merger is also conditioned upon (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement, (iii) the adjusted stockholders' equity of the other party being in excess of a specified level, (iv) receipt by such party of a tax opinion to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, (v) the consent of the FDIC to the transaction under the loss share agreements with PacWest and (vi) the absence of a material adverse effect with respect to the other party since the date of the Merger Agreement.

        The Merger Agreement contains certain termination rights for both PacWest and CapitalSource, including if (i) the Merger is not consummated by July 31, 2014, (ii) the necessary regulatory approvals are denied, (iii) the approval of PacWest's or CapitalSource's stockholders is not obtained or (iv) there has been a breach by the other party that is not cured and such that the closing conditions cannot be satisfied. In addition, in certain circumstances, PacWest or CapitalSource may terminate the Merger Agreement prior to the other party's stockholder approval of the Merger in the event that (A) the other party materially breaches its non-solicitation obligations relating to alternative business combination transactions, (B) the other party's board withdraws or adversely modifies its recommendation to stockholders or fails to affirm its recommendation after an acquisition proposal is made or (C) the other party's board recommends a tender offer or fails to recommend against such tender offer within 10 business days after commencement. Under certain circumstances, termination of the Merger Agreement may result in a party having rights under its relevant Stock Option Agreement as described below.

        Pursuant to the Merger Agreement, at the closing the PacWest Board of Directors will consist of 13 members, eight of whom will be designated by PacWest, and five of whom will be designated by CapitalSource, each of whom will be mutually agreeable to PacWest and CapitalSource. In addition, at the closing Matthew P. Wagner, the current chief executive officer of PacWest, will be the chief executive officer of the surviving corporation and John M. Eggemeyer III, the current chairman of the Board of Directors of PacWest, will be the chairman of the board of directors of the surviving corporation. Also at the closing, Tad Lowrey, the current chairman of the Board of Directors of CapitalSource Bank will be the chairman of the board of directors of the surviving bank in the Bank Merger. The headquarters of the surviving corporation will be PacWest's current headquarters at 10250 Constellation Boulevard, Los Angeles, California 90067. In addition, the name of the surviving corporation will be PacWest Bancorp and the name of the surviving bank in the Bank Merger will be Pacific Western Bank. The CapitalSource national lending operation will continue to do business under the name CapitalSource as a division of Pacific Western Bank.

        The Merger Agreement provides that, at or immediately following the closing, PacWest will adopt a tax benefit preservation plan designed to preserve the net operating losses and certain other tax assets of the surviving corporation. The plan will be designed to prevent an "ownership change" as defined under the federal tax laws so as to preserve the CapitalSource net operating losses by discouraging persons from becoming "5-percent shareholders," as defined under the federal tax laws, of the surviving corporation and existing "5-percent shareholders" from increasing their beneficial ownership of shares. CapitalSource adopted a tax benefit preservation plan for this purpose on July 22, 2013. Under the CapitalSource plan, from and after the record date of August 5, 2013, each share of CapitalSource Common Stock will carry with it one preferred share purchase right (a "Right"), until the distribution date (as defined in the plan) or earlier expiration of the Rights. In general, the Rights will work to impose a significant penalty upon any person or group which acquires 4.9% or more of CapitalSource's outstanding common stock after July 22, 2013, without the approval of the CapitalSource Board. CapitalSource stockholders who own 4.9% or more of the outstanding common stock as of July 22, 2013, will not trigger the Rights so long as they do not (i) acquire additional shares of common stock or (ii) fall under 4.9% ownership of common stock and then reacquire shares that in the aggregate equal 4.9% or more of the common stock. It is currently anticipated that PacWest's plan will contain substantially similar terms.

Stock Option Agreements

        In connection with entering into the Merger Agreement, PacWest and CapitalSource entered into separate reciprocal stock option agreements (the "Stock Option Agreements"), pursuant to which each party granted to the other an option (the "Option") to purchase shares representing up to 19.9% of the granting party's total outstanding shares before giving effect to the exercise of the Option (in the case of the Option granted by PacWest, 9,169,733 shares, at a price per share of the lesser of (i) $32.32 and (ii) the closing sale price of PacWest Common Stock on the trading day immediately preceding the exercise date, and in the case of the Option granted by CapitalSource, 39,191,656 shares, at a price per share of the lesser of (i) $9.69 and (ii) the closing sale price of CapitalSource Common Stock on the trading day immediately preceding the exercise date). Neither of the Options is currently exercisable, and they will only become exercisable upon the occurrence of certain events relating to a third party acquisition proposal relating to the issuer of the respective Option. PacWest's total realizable value under the Option it has been granted is subject to a cap of $112,000,000. CapitalSource's total realizable value under the Option it has been granted is subject to a cap of $72,000,000. Under certain circumstances, each of the parties may be required to repurchase for cash the applicable Option or the shares acquired pursuant to the exercise of such Option.

Voting Agreements

        PacWest and CapitalSource each also entered into a voting agreement with each of the directors of the other company and, in the case of PacWest, with the Chairman of CapitalSource Bank. The voting agreements generally require the directors, in their capacity as stockholders of the applicable company, to vote all of their shares of CapitalSource Common Stock or PacWest Common Stock, as applicable, in favor of adoption of the Merger Agreement and certain related matters as applicable and against alternative transactions and generally prohibit them from transferring their shares, subject to certain exceptions. The voting agreements will terminate in certain circumstances, including upon the consummation of the Merger or the termination of the Merger Agreement in accordance with its terms.

        The foregoing descriptions of the Merger Agreement, the Stock Option Agreements and the voting agreements do not purport to be complete and are qualified in their entirety by reference to the respective agreements attached hereto as Exhibits 2.1 and 99.1 through 99.4, respectively, which are incorporated by reference herein.

        The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement, the Stock Option Agreements and the voting agreements. The Merger Agreement and the above description are not intended to provide any other factual information about PacWest, CapitalSource, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them rather than establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of PacWest, CapitalSource or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by PacWest or CapitalSource. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about PacWest or CapitalSource and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the SEC.

Item 2.02    Results of Operations and Financial Condition.

        The joint press release and an investor presentation relating to the Merger were filed as Exhibits 99.1 and 99.2 to PacWest's Current Report on Form 8-K filed on July 22, 2013. The press release and investor presentation contain certain information relating to PacWest's results of operations and financial condition for the quarter and six months ended June 30, 2013 and, therefore, are filed as Exhibits 99.5 and 99.6 hereto, respectively, and incorporated by reference in this Item 2.02.

Item 3.02    Unregistered Sales of Equity Securities.

        The information contained in Item 1.01 with respect to the Stock Option Agreements and the Option granted by PacWest is incorporated herein by reference.

Forward-Looking Statements

        This filing contains certain forward-looking information about PacWest, CapitalSource, and the combined company after the close of the transaction that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of PacWest, CapitalSource and the combined company. Forward-looking statements speak only as of the date they are made and we assume no duty to update such statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by PacWest and CapitalSource with the SEC, risks and uncertainties for each institution and the combined institution include, but are not limited to: lower than expected revenues; credit quality deterioration or a reduction in real estate values could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the ability to complete the proposed transaction, including obtaining regulatory approvals and approval by the stockholders of PacWest and CapitalSource, or any future transaction, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies, in each case within expected time-frames or at all; regulatory approvals may not be received on expected timeframes or at all; settlements with the FDIC related to loss-sharing arrangements; the possibility that personnel changes will not proceed as planned; the possibility that the cost of additional capital may be more than expected; the possibility that a change in the interest rate environment may reduce net interest margins; asset/liability re-pricing risks and liquidity risks; pending legal matters may take longer or cost more to resolve or may be resolved adversely; general economic conditions, either nationally or in the market areas in which the entities operate or anticipate doing business, are less favorable than expected; and environmental conditions, including natural disasters, may disrupt business, impede operations, or negatively impact the values of collateral securing loans.

Additional Information About the Proposed Transaction and Where to Find It

        Investors and security holders are urged to carefully review and consider each of PacWest's and CapitalSource's public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on

Form 10-Q. The documents filed by PacWest with the SEC may be obtained free of charge at PacWest's website at www.pacwestbancorp.com or at the SEC's website at www.sec.gov. These documents may also be obtained free of charge from PacWest by requesting them in writing to PacWest Bancorp, c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821; Attention: Investor Relations, or by telephone at (714) 671-6800.

        The documents filed by CapitalSource with the SEC may be obtained free of charge at CapitalSource's website at www.capitalsource.com or at the SEC's website at www.sec.gov. These documents may also be obtained free of charge from CapitalSource by requesting them in writing to CapitalSource Inc., 633 West 5th Street, 33rd Floor, Los Angeles, CA 90071; Attention: Investor Relations, or by telephone at (212) 321-7212.

        PacWest intends to file a registration statement with the SEC which will include a joint proxy statement of PacWest and CapitalSource and a prospectus of PacWest, and each party will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of CapitalSource and PacWest are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. A definitive joint proxy statement/prospectus will be sent to the stockholders of each institution seeking any required stockholder approvals. Investors and security holders will be able to obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC's website or from PacWest or CapitalSource by writing to the addresses provided for each company set forth in the paragraphs above.

        PacWest, CapitalSource, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from PacWest and CapitalSource stockholders in favor of the approval of the transaction. Information about the directors and executive officers of PacWest and their ownership of PacWest common stock is set forth in the proxy statement for PacWest's 2013 annual meeting of stockholders, as previously filed with the SEC. Information about the directors and executive officers of CapitalSource and their ownership of CapitalSource common stock is set forth in the proxy statement for CapitalSource's 2013 annual meeting of stockholders, as previously filed with the SEC. Stockholders may obtain additional information regarding the interests of such participants by reading the registration statement and the joint proxy statement/prospectus when they become available.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated July 22, 2013, between PacWest and CapitalSource.*
99.1	CapitalSource Stock Option Agreement, dated July 22, 2013, between PacWest and CapitalSource.
99.2	PacWest Stock Option Agreement, dated July 22, 2013, between PacWest and CapitalSource.
99.3	Form of Voting Agreement, dated July 22, 2013, between CapitalSource and certain stockholders of PacWest.
99.4	Form of Voting Agreement, dated July 22, 2013, between PacWest and certain stockholders of CapitalSource.
99.5	Joint Press Release, dated July 22, 2013 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed on July 22, 2013).
99.6	Investor Presentation, dated July 22, 2013 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed on July 22, 2013).

*
Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. PacWest agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PacWest Bancorp
By	/s/ JARED M. WOLFF
	Name:	Jared M. Wolff
	Title:	Authorized Signatory

Date: July 26, 2013

 EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated July 22, 2013, between PacWest and CapitalSource.
99.1	CapitalSource Stock Option Agreement, dated July 22, 2013, between PacWest and CapitalSource.
99.2	PacWest Stock Option Agreement, dated July 22, 2013, between PacWest and CapitalSource.
99.3	Form of Voting Agreement, dated July 22, 2013, between CapitalSource and certain stockholders of PacWest.
99.4	Form of Voting Agreement, dated July 22, 2013, between PacWest and certain stockholders of CapitalSource.
99.5	Joint Press Release, dated July 22, 2013 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed on July 22, 2013).
99.6	Investor Presentation, dated July 22, 2013 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed on July 22, 2013).

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 2.02 Results of Operations and Financial Condition.
  Item 3.02 Unregistered Sales of Equity Securities.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX